Exhibit 99.6

Excerpts from “2005-2006 Budget – Budget Speech”, April 21, 2005:

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
2004-2005 FISCAL YEAR

(millions of dollars)

March 30,
	2004 Budget	Preliminary
	Speech[1]	results

Budgetary transactions of the Consolidated Revenue Fund
Own-source revenue	44 949	44 161
Federal transfers	8 476	9 228

Total revenue	53 425	53 389

Program spending	– 46 742	– 46 742
Debt service	– 6 939	– 6 868

Total expenditure	– 53 681	– 53 610

Net results of consolidated organizations	256	221

Consolidated budget balance	0	0

Consolidated non-budgetary transactions
Investments, loans and advances	– 996	– 1 075
Capital expenditures	– 1 158	– 919
Retirement plans	2 118	2 174
Other accounts	– 428	– 592

Non-budgetary requirements	– 464	– 412

Net financial requirements	– 464	– 412

Consolidated financing transactions
Change in cash position[2]	1 644	– 813
Change in direct debt[2]	1 365	5 359
Retirement plans sinking fund	– 2 545	– 4 134

Total financing of transactions	464	412

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

1	Data have been adjusted so as to be presented on the same basis as in the 2005-2006 Budget.

2	The preliminary results for 2004-2005 take into account borrowings of $2 661 million made in advance.

GOUVERNEMENT DU QUÉBEC
SUMMARY OF CONSOLIDATED FINANCIAL TRANSACTIONS
2005-2006 FORECAST

(millions of dollars)

Budgetary transactions of the Consolidated Revenue Fund
Own-source revenue	45 528
Federal transfers	9 607

Total revenue	55 135
Program spending	– 48 407
Debt service	– 6 995

Total expenditure	– 55 402
Net results of consolidated organizations	267

Budget balance	0

Non-budgetary transactions
Investments, loans and advances	– 1 517
Capital expenditures	– 1 242
Retirement plans	2 016
Other accounts	309

Non-budgetary requirements	– 434

Net financial surplus (requirements)
Consolidated Revenue Fund	500
Consolidated organizations	– 934

– 434

Financing transactions
Change in cash position	2 661
Change in direct debt	– 1 072
Retirement plans sinking fund	– 1 155

Total financing of transactions	434

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

GOUVERNEMENT DU QUÉBEC
BUDGETARY REVENUE OF THE CONSOLIDATED REVENUE FUND
2005-2006 FORECAST

(millions of dollars)

Own-source revenue
Income and property taxes
Personal income tax	16 691
Health Services Fund	5 031
Corporate taxes[1]	4 302

26 024

Consumption taxes
Retail sales	9 715
Fuel	1 715
Tobacco	912
Alcoholic beverages	419

12 761

Duties and permits
Motor vehicles	737
Natural resources	126
Other	201

1 064

Miscellaneous
Sales of goods and services	397
Interest	390
Fines, forfeitures and recoveries	439

1 226

Revenue from government enterprises
Société des alcools du Québec	682
Loto-Québec	1 536
Hydro-Québec	2 125
Other	110

4 453

Total own-source revenue	45 528

Federal transfers
Equalization	4 667
Health transfers	3 060
Transfers for postsecondary education and other social programs	962
Other programs	918

Total federal transfers	9 607

Total budgetary revenue	55 135

1	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on telecommunications, gas and electricity.

GOUVERNEMENT DU QUÉBEC
EXPENDITURE OF THE CONSOLIDATED REVENUE FUND
2005-2006 FORECAST

(millions of dollars)

Program spending	– 48 407
Debt service	– 6 995

Total expenditure	– 55 402

GOUVERNEMENT DU QUÉBEC
NON-BUDGETARY TRANSACTIONS
2005-2006 FORECAST

(millions of dollars)

Investments, loans and advances
Consolidated Revenue Fund	– 1 355
Consolidated organizations	– 162

Total investments, loans and advances	– 1 517

Capital expenditures
Consolidated Revenue Fund
Net investments	– 319
Depreciation	221

– 98
Consolidated organizations	– 1 144

Total capital expenditures	– 1 242

Retirement plans
Contributions	5 508
Benefits and other payments	– 3 492

Total retirement plans	2 016

Other accounts
Consolidated Revenue Fund	204
Consolidated organizations	105

Total other accounts	309

Total non-budgetary transactions	– 434

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

GOUVERNEMENT DU QUÉBEC
FINANCING TRANSACTIONS
2005-2006 FORECAST

(millions of dollars)

Change in cash position
Consolidated Revenue Fund	2 661
Consolidated organizations	—

Total change in cash position	2 661

Change in direct debt
Consolidated Revenue Fund
New borrowings	3 930
Repayment of borrowings	– 5 936

– 2 006
Consolidated organizations
New borrowings	1 565
Repayment of borrowings	– 631

934

Total change in direct debt	– 1 072

Retirement plans sinking fund	– 1 155

Total financing of transactions	434

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.